INDEPENDENT AUDITOR'S CONSENT


     I have issued my report dated July 16, 1999 accompanying the December 31, 1998 financial statements of ePHONE Telecom, Inc. I hereby consent to the reference in this Registration Statement of ePhone Telecom, Inc. on Form SB-2 of my audit report for the period from inception to December 31, 1998, appearing in the Prospectus, which is part of this Registration Statement.

     I also consent to the reference to myself under the heading "Experts" in such Prospectus.

/s/ Barry L. Friedman, P.C.

Barry L. Friedman, P.C.
Certified Public Accountant
Las Vegas, NV
August 9, 2000